Operational Highlights – Outline

Beginning of Call November 8, 2004 4:30 PM Eastern Time

(David Grow) Safe Harbor Statement  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking information made on the Company’s behalf. All statements, other than statements of historical facts which address the Company’s expectations of sources of capital or which express the Company’s expectation for the future with respect to financial performance or operating strategies, can be identified as forward-looking statements. Such statements made by the company are based on knowledge of the environment in which it operates, but because of the factors previously listed, as well as other factors beyond the control of the Company, actual results may differ materially from the expectations expressed in the forward-looking statements.

(Paul Jarman) Good afternoon, I am Paul Jarman, President of UCN and I’d like to welcome all of you to the UCN third quarter conference call. The items we plan to cover today include a review of the major accomplishments in the quarter and progress made in the areas of Sales, software development, operations and some of our key partner and customer wins. But first, David Grow our CFO will provide a detailed review of our income statement, balance sheet and other selected financial highlights. David…….

But first, David Grow our CFO will provide a detailed review of our income statement, balance sheet and other selected financial highlights. David…….

(David Grow reviews financial figures)

(Paul Jarman) Thank you David.

As I discussed in our second quarter talk, our goal, during 2004, has been to transition the company from a traditional telecommunications provider to a provider of hosted, contact handling applications, delivered over the UCN intelligent network.

As expected, we continue to experience attrition in our residential customer base. Although we are not actively pursuing new residential long distance customers, we continue to provide competitive service and rates in order to retain our existing residential customers. These customers now represent only 20% of our total business, which is consistent with our objective – of transitioning to business customers.

As stated before, we continue to actively grow our business customer base for our long distance and data products, and to ramp up our hosted application sales while improving our inContact software application suite.

We knew our shift in focus from a long distance business to a software business, and our strategy to rely less on acquisitions of customer bases and more on channel generated sales would force us to make significant operational changes that would impact revenues and costs in the near term. As you heard from David, the results from the third quarter show this impact. However, we are pleased to report that we are gaining traction from those investments.

Key progress and milestones during Q3 include the following.

In the 3rd Quarter we signed 48 new sales partner agreements, in addition to the 37 signed in second quarter. o We signed 379 new business accounts during Q3. o We more than doubled our total InContact customers to 62, from 30 in Q2.

Signed 379 new business accounts during Q3.
We more than doubled our total inContact customers to 62, from 30 in Q2.
A major milestone for the quarter - The Board voted to exercise UCN's option to purchase MyACD, Inc. The MyACD software is the core technology of inContact application suite.
Finally, we generated positive EBITDA of 490,000 $ for this quarter. While making significant investments in our software development and sales efforts.

Sales Channel Update

Now I’ll provide a bit more detail behind some of our Q3 activities, starting with some changes made to our sales approach.

We have gained considerable experience over the last quarter with our sales channels and have learned that we can manage our expenses more effectively and grow revenue faster by having one UCN sales manager per sales area, handling both our Agent and value added reseller or VAR sales partner activities. This approach enables all of our regional managers to focus on both recruiting additional VARs and AGENTs, as well as working with existing sales partners to close new business. With this structure, it enables UCN to place more sales people in the field. During Q4, we intend to place 4-5 new people in territories where we have had no coverage in the past.

We are all ready seeing results from our expanded sales team. For example –the estimated monthly revenue in from new customer contracts signed in July was $260,000; for new customer signed in August it was $266,000; for September it was $373,000 and for October it was $503,000. This represents a potential of over 16 million dollars in annual revenue when the accounts are turned up, which typically happens within 30 to 60 days after contract.

As I mentioned, we continue to focus on adding top notch VAR partners. UCN recently closed one of the largest VAR firms in the country- SolarCom – which has about 400 employees, located at 30 offices across the country. Our next step is to begin the training and certification process for inContact for this organization.

Not only are we developing additional partners to represent our product, we are attracting better partners who have significant market reach and credibility.

Additionally, UCN has reached agreement with the Agent Alliance — 20 prominent telecom agents across the country – to represent inContact. This is truly an industry influencer group within the telecom world. We expect to see this agreement work as a catalyst in the recruitment of other top telecom agents.

During Q3, we signed a joint marketing agreement with Right Now Technologies, a leading provider of customer relationship management or CRM products. They have found the need to supplement their CRM software with a hosted contact handling solution. We expect to jointly close opportunities for customers seeking the combined solution.

        As mentioned before, we now have 62 inContact customers in production. In the middle of the quarter we changed from providing a 30-day pilot to asking new customers to sign a contract and pay an upfront, one-time fee, with the option to cancel and receive a refund within a 30-day window from their start date. We have asked for this greater commitment from our new customers in order to better allocate our internal support and training resources. Additionally, this gives us better visibility into planning platform capacity requirements.

New inContact wins

I would like to now discuss some of our new inContact wins.

Icon Health & Fitness has been a UCN long distance customer. This company owns a number of leading fitness products, such as Nordic Track and ProForm. This customer has added inContact to run their customer support centers. With the addition of inContact, we expect this account to average $60,000 per month.

Western Wats also started as a UCN telecom customer. — This client provides inbound/outbound contact center services to over 250 different companies With the addition of inContact, we expect them to bill more than 50,000 dollars per month.

Global Telesourcing –This company is using InContact to bridge multiple South American call centers together to answer calls generated from ads on Spanish television stations in America. We estimate this opportunity to grow to over 40,000 dollars in monthly revenue.

inContact Update

During this quarter, UCN completed the agreement to acquire MyACD Inc., the core technology behind the inContact product. The purchase, totaling approximately $6.8 million, will be paid in a combination of stock and cash over a 36 month period. Mike Shelton, founder and President of MyACD, is continuing his relationship with UCN as Chief Technical Officer responsible for all UCN product strategy and development. This acquisition marks the conclusion of a 15 month marketing and development agreement, during which the MyACD contact handling software was integrated into the UCN intelligent switches and engineered to operate in a redundant failover environment. We continue to make significant improvements on all three levels of the UCN technology solution: the national IP network, the server farms, and the application software itself.

Operating Expenses

In addition to our sales and product development activities, we made significant strides in reducing our operating costs. As we continue to transition from a residential customer focus to a business customer focus, we lowered our long distance related operating expenses by $130,000 per month We will start to see the benefit of this in Q1. It is important to recognize that during this process, we continue to add resources to the growth areas of the company, such as software development, the network operating center, our sales force, and our software support teams.

Market Opportunity

We continue to get validation from third party sources and from our own market experience that our focus on offering hosted IP services to call centers is a growth market. Let me share with you some of the latest projections:

IDC, a leading marketing analyst firm, recently pegged the size of the “hosted IP voice” or “IP Centrex” market at $7.6 billion by 2008, representing a compound annual growth rate of 282 percent.

These third party reports, combined with our market experience, demonstrate the growth potential for UCN’s inContact strategy and strengths. We can take advantage of this growth because we have channels in place that can address this mid-market and our customer can move to a hosted solution and not give up customization and control. To achieve this potential we have been and will continue to invest in product development and sales channels.

We believe that our key differentiators enable our customers to remain in control of the software, to quickly adapt to changes in their business and to be creative in tailoring the applications to their specific business needs.

Forward Looking

Now, let me shift to a forward looking discussion about what we see for the upcoming year. Our target for 2005 is to increase total revenues by 25 percent for the year, while achieving an EBITDA in the 9 to 11% range, for the year.

We are excited and encouraged by the results of our new sales personnel, the partners they have recruited and the caliber of customers that have been acquired during the past 2 quarters. We are managing the difficulties of the telecommunications marketplace and are controlling more and more of our own destiny with our growth in hosted software products and business telecom solutions. I am confident we are building momentum that will substantially benefit our shareholders….We appreciate your interest and would like now like to open up for questions.